Exhibit 10.1.6.6

SIXTH AMENDMENT TO

EMPLOYMENT AGREEMENT

This SIXTH AMENDMENT TO EMPLOYMENT AGREEMENT (this “Sixth Amendment”) is entered into on September 10, 2013, by and between Wynn Resorts, Limited (“Employer”) and John Strzemp (“Employee”). Capitalized terms that are not defined herein shall have the meanings ascribed to them in the Agreement (as defined below).

RECITALS

WHEREAS, Employer and Employee have entered into that certain Employment Agreement, dated as of August 31, 2005, as amended (collectively, the “Agreement”); and

WHEREAS, Employer is willing and Employee desires to modify certain terms and conditions to the Agreement as more fully set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Amendment, the parties hereto agree as follows:

FCPA COMPLIANCE. Employer advises Employee that the United States Foreign Corrupt Practices Act (“FCPA”) prohibits offering, providing, or promising anything of value (including money, preferential treatment, and any other sort of advantage), either directly or indirectly, by a United States company, or any of its employees, subsidiaries, affiliates, or agents, to an official of a foreign government, a foreign political party, party official, or candidate for foreign political office (or any family members of any of these real persons), for the purposes of influencing an act or decision in that individual’s official capacity, or inducing the official to use his or her influence with the foreign government to assist the United States company, its subsidiaries or affiliates, or anyone else, in obtaining or retaining business. Employee understands that Employee may not directly or indirectly offer, promise, grant, or authorize the giving of money or anything else of value to a government official to influence official action or obtain an improper advantage. Employee understands that these legal restrictions apply fully to Employee with regard to Employee’s activities in the course of or in relation to Employee’s employment with Employer, regardless of Employee’s physical location. Employee represents and warrants that Employee will act in accordance with all applicable laws regarding anti-corruption, including the FCPA, the U.K. Bribery Act, and all other state, federal, and international laws related to anti-corruption. Employee agrees that he or she will not take any action which would cause Employer to be in violation of the FCPA or any other applicable anti-corruption law, regulation, or Company policy or procedure. Employee further represents and warrants that Employee will know and understand, and act in accordance with, all Company policies and procedures related to anti-corruption and business conduct. Employee agrees to attend mandatory compliance training. Employee undertakes to duly notify Employer if Employee becomes aware of any such violation of Company policies or procedures, or any other violation of law, committed by Employee or any other person or entity, and to indemnify Employer for any losses, damages, fines, and/or penalties which Employer may suffer or incur arising out of or incidental to any such violation committed by Employee.

Employee also represents and warrants that Employee will disclose to the Employer if Employee or any member of Employee’s family is an official of a foreign government or foreign political party, or is a candidate for foreign political office.

In case of breach of this provision, the Employer may suspend or terminate this Agreement at any time without notice or indemnity.

1. Other Provisions of Agreement. The parties acknowledge that the Agreement is being modified only as stated herein, and agree that nothing else in the Agreement shall be affected by this Fourth Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed as of the date first written above.

WYNN RESORTS, LIMITED		EMPLOYEE

By:	/s/ Matt Maddox	/s/ John Strzemp
	Matt Maddox	John Strzemp
Chief Financial Officer